AFFIDAVIT OF DUE DILIGENCE TERMINATION NOTICE


     The undersigned, having been first duly sworn, does hereby affirm, depose and state that Trammel Crow NE Inc., as Purchaser under that certain Agreement of Sale dated January 6, 1997, providing for the sale of property located in Fairfax, Virginia and known as Tysons Corner has terminated the Agreement of Sale pursuant to Paragraph 7.1 thereof.

     The undersigned demands return of all earnest money deposited under the Agreement of Sale pursuant to its right therein.

     IN WITNESS WHEREOF, the undersigned has executed this Affidavit on the 21st day of January, 1997.

                    TRAMMELL CROW NE, INC., a Delaware corporation


                    By:   /s/ Robert J. Murphy
                         ------------------------------------
                    Name:     Robert J. Murphy
                    Its:      EVP
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